Exhibit 99.1
CVR Refining Reports 2014 First Quarter Results
And Announces Cash Distribution of 98 Cents Per Common Unit

•	Record quarterly combined crude throughput of 201,902 barrels per day

SUGAR LAND, Texas (May 1, 2014) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced first quarter 2014 net income of $265.4 million on net sales of $2,375.3 million, compared to net income of $275.4 million on net sales of $2,274.0 million for the 2013 first quarter. Adjusted EBITDA, a non-GAAP financial measure, for the 2014 first quarter was $194.1 million compared to adjusted EBITDA of $309.9 million for the 2013 first quarter.

“Our refineries performed exceptionally well in the first quarter of 2014,” said Jack Lipinski, chief executive officer. “The Coffeyville and Wynnewood refineries posted record quarterly combined crude throughput of 201,902 barrels per day (bpd). We remain focused on optimizing our operations and are well positioned to take advantage of favorable product margins.”

Consolidated Operations

First quarter 2014 throughputs of crude oil and all other feedstocks and blendstocks for the Coffeyville and Wynnewood refineries totaled 214,056 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 204,590 bpd for the same period in 2013.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $15.98 in the 2014 first quarter, compared to $26.44 for the same period in 2013. Direct operating expenses per barrel sold, exclusive of depreciation and amortization, for the 2014 first quarter was $5.08, compared to $4.64 in the first quarter of 2013.

Distributions

CVR Refining also announced today a first quarter 2014 distribution of 98 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on May 19, 2014, to unitholders of record on May 12, 2014.

2014 Second Quarter Operations Outlook

Based upon current crude throughput rates, the company anticipates total crude throughput of 190,000 bpd to 205,000 bpd for the 2014 second quarter. Please refer to the accompanying table for additional 2014 second quarter outlook metrics.

CVR Refining, LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance; fluctuations in the prices paid for crude oil and other feedstocks as well as the prices received for finished products; and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

First Quarter 2014 Earnings Conference Call Information

CVR Refining previously announced that it will host its first quarter 2014 Earnings Conference Call for analysts and investors on Thursday, May 1, at 12 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=98964. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=98964. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13580571.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as "outlook," "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed quarterly reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining undertakes no duty to update its forward-looking statements.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kan., and a medium complexity crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Okla. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 350 miles of pipelines, more than 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and more than six million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Relations:
Jay Finks
CVR Refining, LP
913-982-0481
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
281-207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended March 31,
	2014	2013
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$2,375.3	$2,274.0
Cost of product sold	2,063.3	1,805.8
Direct operating expenses	99.2	86.0
Selling, general and administrative expenses	18.7	18.6
Depreciation and amortization	29.5	28.0
Operating income	164.6	335.6
Interest expense and other financing costs	(8.7)	(14.2)
Interest income	0.1	0.1
Gain (loss) on derivatives, net	109.4	(20.0)
Loss on extinguishment of debt	—	(26.1)
Income before income tax expense	265.4	275.4
Income tax expense	—	—
Net income	$265.4	$275.4

Net income subsequent to initial public offering (January 23, 2013 - March 31, 2013)(1)		$197.5
Net income per common unit - basic(1)	$1.80	$1.34
Net income per common unit - diluted(1)	$1.80	$1.34

Adjusted EBITDA*	$194.1	$309.9
Available cash for distribution(1)*	$144.0	$234.1

Weighted average, number of common units outstanding (in thousands):
Basic	147,600	147,600
Diluted	147,600	147,600

(1) Net income per common unit for the three months ended March 31, 2013 of $1.34 reflects net income per common unit since the closing of the Partnership’s initial public offering (“Offering”) on January 23, 2013. Including net income for the full three months ended March 31, 2013, net income per common unit for the full three month period would have been $1.87 per common unit.

*    See "Use of Non-GAAP Financial Measures" below.

	As of March 31, 2014	As of December 31, 2013
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$413.4	$279.8
Working capital	829.5	656.9
Total assets	2,769.4	2,533.3
Total debt, including current portion	582.4	582.7
Total partners’ capital	1,721.6	1,522.1

	Three Months Ended March 31,
	2014	2013
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$258.2	$239.5
Investing activities	(57.9)	(44.6)
Financing activities	(66.7)	177.0
Net cash flow	$133.6	$371.9
Other Financial Data:
Capital expenditures for property, plant and equipment	$57.9	$44.6

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2014	2013
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$17.17	$26.71
FIFO impact (favorable) unfavorable	(1.19)	(0.27)
Refining margin adjusted for FIFO impact*	15.98	26.44
Gross profit*	10.09	20.20
Direct operating expenses	5.46	4.91
Direct operating expenses per barrel sold	$5.08	$4.64
Barrels sold (barrels per day)	217,186	205,875

	Three Months Ended March 31,
	2014		2013
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	178,253	83.3%	156,725	76.6%
Medium	3,047	1.4%	14,757	7.2%
Heavy sour	20,602	9.6%	23,334	11.4%
Total crude oil throughput	201,902	94.3%	194,816	95.2%
All other feedstocks and blendstocks	12,154	5.7%	9,774	4.8%
Total throughput	214,056	100.0%	204,590	100.0%
Production:
Gasoline	104,452	48.5%	98,184	47.8%
Distillate	88,901	41.2%	83,841	40.8%
Other (excluding internally produced fuel)	22,093	10.3%	23,543	11.4%
Total refining production (excluding internally produced fuel)	215,446	100.0%	205,568	100.0%
Product price (dollars per gallon):
Gasoline	$2.66		$2.82
Distillate	3.00		3.11

	Three Months Ended March 31,
	2014	2013
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$98.61	$94.36
Crude Oil Differentials:
WTI less WTS (light/medium sour)	5.58	6.33
WTI less WCS (heavy sour)	20.87	27.26
NYMEX Crack Spreads:
Gasoline	18.12	31.24
Heating Oil	27.95	33.43
NYMEX 2-1-1 Crack Spread	23.04	32.33
PADD II Group 3 Basis:
Gasoline	(4.87)	(7.57)
Ultra Low Sulfur Diesel	(1.94)	2.09
PADD II Group 3 Product Crack:
Gasoline	13.25	23.66
Ultra Low Sulfur Diesel	26.01	35.52
PADD II Group 3 2-1-1	19.63	29.59

	Three Months Ended March 31,
	2014	2013
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,572.3	$1,492.6
Cost of product sold	1,358.8	1,195.1
Refining margin*	213.5	297.5
Direct operating expenses	53.3	52.2
Depreciation and amortization	18.0	17.5
Gross profit*	$142.2	$227.8

Refining margin adjusted for FIFO impact*	$196.9	$290.7

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$19.14	$26.73
FIFO impact (favorable) unfavorable	(1.49)	(0.61)
Refining margin adjusted for FIFO impact*	17.65	26.12
Gross profit*	12.75	20.47
Direct operating expenses	4.78	4.69
Direct operating expenses per barrel sold	$4.26	$4.33
Barrels sold (barrels per day)	139,016	133,746

	Three Months Ended March 31,
	2014		2013
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	101,856	76.3%	99,793	76.0%
Medium	1,495	1.1%	512	0.4%
Heavy sour	20,602	15.4%	23,334	17.8%
Total crude oil throughput	123,953	92.8%	123,639	94.2%
All other feedstocks and blendstocks	9,670	7.2%	7,570	5.8%
Total throughput	133,623	100.0%	131,209	100.0%
Production:
Gasoline	66,316	48.4%	62,414	46.7%
Distillate	57,825	42.2%	55,602	41.6%
Other (excluding internally produced fuel)	12,776	9.4%	15,717	11.7%
Total refining production (excluding internally produced fuel)	136,917	100.0%	133,733	100.0%

	Three Months Ended March 31,
	2014	2013
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$802.0	$780.4
Cost of product sold	704.5	610.4
Refining margin*	97.5	170.0
Direct operating expenses	45.6	33.8
Depreciation and amortization	10.0	9.3
Gross profit*	$41.9	$126.9

Refining margin adjusted for FIFO impact*	$92.5	$172.1

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$13.89	$26.55
FIFO impact (favorable) unfavorable	(0.72)	0.32
Refining margin adjusted for FIFO impact*	13.17	26.87
Gross profit*	5.97	19.80
Direct operating expenses	6.49	5.29
Direct operating expenses per barrel sold	$6.48	$5.22
Barrels sold (barrels per day)	78,170	72,129

	Three Months Ended March 31,
	2014		2013
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	76,397	95.0%	56,932	77.6%
Medium	1,552	1.9%	14,245	19.4%
Heavy sour	—	—%	—	—%
Total crude oil throughput	77,949	96.9%	71,177	97.0%
All other feedstocks and blendstocks	2,484	3.1%	2,204	3.0%
Total throughput	80,433	100.0%	73,381	100.0%
Production:
Gasoline	38,136	48.6%	35,770	49.8%
Distillate	31,076	39.6%	28,239	39.3%
Other (excluding internally produced fuel)	9,317	11.8%	7,826	10.9%
Total refining production (excluding internally produced fuel)	78,529	100.0%	71,835	100.0%
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Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit per crude throughput barrel is calculated as gross profit as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; loss on extinguishment of debt; (gain) loss on derivatives, net and current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBTIDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
	(in millions)
Net income	$265.4	$275.4
Add:
Interest expense and other financing costs, net of interest income	8.6	14.1
Income tax expense	—	—
Depreciation and amortization	29.5	28.0
EBITDA	303.5	317.5
Add:
FIFO impacts (favorable) unfavorable	(21.6)	(4.7)
Share-based compensation, non-cash	0.5	3.5
Loss on extinguishment of debt	—	26.1
(Gain) loss on derivatives, net	(109.4)	20.0
Current period settlements on derivative contracts (a)	21.1	(52.5)
Adjusted EBITDA	$194.1	$309.9
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(a)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income or operating income as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

The Partnership announced a cash distribution of $0.98 per common unit for the first quarter of 2014. The distribution was based on the Partnership’s available cash, which equaled Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for future major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distributions may be increased by previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

Three Months Ended March 31, 2014
(in millions, except per unit data)
Reconciliation of Adjusted EBITDA to Available cash for distribution
Adjusted EBITDA	$194.1
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(31.3)
Reserves for future turnarounds	(8.8)
Available cash for distribution	$144.0

Available cash for distribution, per unit	$0.98
Common units outstanding (in thousands)	147,600

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of March 31, 2014. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of March 31, 2014, the open commodity swap positions below were comprised of approximately 72.2% for distillate crack swaps and 27.8% for gasoline crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
Second Quarter 2014	5,175,000	$28.39
Third Quarter 2014	6,000,000	26.78
Fourth Quarter 2014	5,100,000	27.25

First Quarter 2015	525,000	32.09
Second Quarter 2015	975,000	30.20
Third Quarter 2015	150,000	29.83
Fourth Quarter 2015	150,000	29.83

Total	18,075,000	$27.76
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(1)	Weighted-average price of all positions for period indicated.

Q2 2014 Outlook. The table below summarizes our outlook for certain refining statistics for the second quarter of 2014. See "forward looking statements."

	Q2 2014
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	190,000	205,000
Total refining production (bpd)	200,000	220,000